Exhibit 10.8

BEACON TOPCO, INC.
2026 EMPLOYEE STOCK PURCHASE PLAN

EFFECTIVE DATE: [______], 2026
Approved by SHAREholders: [______], 2026
EXPIRATION DATE: [______], 2036

ARTICLE 1
ESTABLISHMENT; PURPOSE; GLOSSARY

1.1            establishment. Beacon Topco, Inc., a Delaware corporation (the “Company”), hereby establishes the Beacon Topco, Inc. 2026 Employee Stock Purchase Plan (the “Plan”). The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be administered, interpreted, and construed consistent with that intent. Nevertheless, the Company does not and cannot guarantee any particular tax effect or treatment for the Stock purchases made pursuant to the Plan, nor does the Company make any representation that it will maintain the qualified status of the Plan.

1.2            PURPOSE. The purpose of the Plan is to encourage and enable Eligible Employees of the Company and its Designated Subsidiaries to purchase Stock through accumulated payroll deductions.

1.3            GLOSSARY. Capitalized terms used but not otherwise defined in the Plan shall have the meanings set forth in the attached Glossary, which is incorporated into and made part of the Plan.

ARTICLE 2
EFFECTIVE DATE; EXPIRATION DATE

2.1            EFFECTIVE DATE. The Plan will become effective on the date it is approved by the shareholders of the Company, which is the same date on which the transactions contemplated by the Merger Agreement are consummated (the “Effective Date”).

2.2            EXPIRATION DATE. Unless sooner terminated pursuant to Section 11.1, the Plan will expire on, and no Option may be granted under the Plan after, the 10th anniversary of the Effective Date.

ARTICLE 3
ADMINISTRATION

3.1            COMMITTEE. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all of the members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee.

3.2            AUTHORITY OF COMMITTEE. Subject to the provisions of this Plan and Applicable Laws, the Committee shall have full authority, in its sole discretion to, take any actions it deems necessary or advisable for the administration of this Plan including, but not limited to, the power to: (i) interpret this Plan and adopt rules and regulations it deems appropriate to implement this Plan including amending any outstanding Options as it may deem advisable or necessary to comply with Applicable Laws, and making all other decisions relating to the operation of this Plan; (ii) establish the length and timing of Offering Periods; (iii) establish minimum and maximum contribution rates in a manner consistent with Section 423 of the Code; (iv) establish new or change existing limits on the number of shares of Stock an Eligible Employee may elect to purchase with respect to any Offering Period if such limits are announced prior to the beginning of an Offering Period and are established in a manner consistent with the Plan and Section 423 of the Code; (v) subject to the limitations set forth in Section 423 of the Code and the terms and conditions of this Plan, adjust the Purchase Price Per Share prior to the beginning of an Offering Period; (vi) adopt such rules or sub-plans as may be deemed necessary or appropriate to comply with the Applicable Laws of other countries to allow for tax-preferred treatment of the Options or otherwise provide for the participation by Eligible Employees who reside outside of the United States, including determining which Eligible Employees are eligible to participate in the other sub-plans established by the Committee; (vii) correct any defect or supply any omission or reconcile any inconsistency or ambiguity existing in this Plan; and (viii) make all other decisions or determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan. To the extent permitted by Applicable Laws, the Committee may delegate any authority granted to it pursuant to the Plan.

3.3            DECISIONS BINDING. The Committee’s interpretation of the Plan or any Options and all decisions and determinations by the Committee with respect to the Plan and any Option are final, binding, and conclusive on all parties. All authority of the Board and the Committee with respect to Options issued pursuant to this Plan, including the authority to amend outstanding Options, shall continue after the term of this Plan so long as any Option remains outstanding. Any action authorized to be taken by the Committee pursuant to the Plan may be taken or not taken by the Committee in the exercise of its discretion as long as such action or decision not to act is not inconsistent with a provision of this Plan or Applicable Laws.

ARTICLE 4
SHARES SUBJECT TO THE PLAN

4.1            NUMBER OF SHARES. Subject to adjustment as provided in Section 10.1, the total number of shares of Stock reserved and available for purchase and delivery under this Plan shall be [______]. If any Option granted under this Plan shall terminate without having been exercised, the Stock not purchased under such Option shall again be available for issuance under this Plan.

4.2            oversubscribed-offerings. If the total number of shares of Stock to be purchased by Participants on the last day of an Offering Period exceeds the total number of shares then reserved and available for purchase and delivery under this Plan, the Committee shall make a pro rata allocation of any shares that may be issued under this Plan in as uniform and equitable a manner as is reasonably practicable. In such event, the Company shall provide written notice to each affected Participant of the reduction of the number of shares to be purchased under the Participant’s Option.

4.3            APPLICABLE LAW RESTRICTIONS. If the Committee determines that some or all of the shares of Stock to be purchased by Participants as of the end of the Offering Period would not be issued in accordance with Applicable Laws or any approval by any regulatory body as may be required, or the shares would not be issued pursuant to an effective Form S-8 registration statement or that the issuance of some or all of such shares pursuant to a Form S-8 registration statement is not advisable due to the risk that such issuance will violate Applicable Laws, the Committee may, without Participant consent, terminate any outstanding Offering Period and the Options granted pursuant thereto and refund in cash all affected Participants’ entire Account balances for such Offering Period as soon as practicable thereafter.

4.4            STOCK DISTRIBUTED. The shares of Stock reserved for purchase and delivery under this Plan may consist, in whole or in part, of authorized but unissued Stock or treasury Stock or Stock purchased on the open market.

ARTICLE 5
GRANT OF OPTIONS; LIMITATIONS

5.1            GRANT OF OPTION. On each Offering Commencement Date, each Participant will automatically be granted an Option to purchase on the last Trading Day of the Offering Period as many whole shares of Stock as the Participant will be able to purchase with the payroll deductions credited to his or her Account during the Offering Period; provided, however, that the total number of shares of Stock that may be purchased by any Participant on the last Trading Day of any Offering Period shall not exceed the Maximum Offering.

5.2            LIMIT ON NUMBER OF SHARES PURCHASED. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted an Option to purchase shares of Stock under this Plan if such Option would permit the Participant to accrue rights to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and its Designated Subsidiaries at a rate which exceeds $25,000 of the Fair Market Value of such shares (determined at the time such Options are granted) for each calendar year in which such Options are outstanding at any time.

5.3            FIVE PERCENT OWNER AND OTHER LIMITS. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted an Option to purchase shares of Stock under this Plan if the Participant (or any other person whose stock would be attributed to the Participant under Section 424(d) of the Code), immediately after such Option is granted, would own or hold options to purchase shares possessing 5% or more of the total combined voting power or value of all classes of Stock of the Company or any of its Subsidiaries.

5.4            HIGHLY COMPENSATED EMPLOYEES. With respect to any given Offering Period, the Committee may determine that the offering shall not be extended to highly compensated Eligible Employees within the meaning of Section 414(q) of the Code.

ARTICLE 6
PARTICIPATION; ENROLLMENT

6.1            PARTICIPATION. An Eligible Employee may become a Participant for an Offering Period by completing an enrollment form and submitting the form to the Company (or the Company’s designee), or by following an electronic or other enrollment process prescribed by the Committee, during the Enrollment Period prior to the beginning of an Offering Period to which it relates. The enrollment form shall contain the payroll deduction authorization described in Article 7. A payroll deduction authorization will be effective for the first Offering Period following the submission of the enrollment form and all subsequent Offering Periods until: (i) it is terminated pursuant to Article 8; (ii) it is modified by submitting another enrollment form in accordance with this Section 6.1; (iii) an election is made pursuant to Section 7.3 to cease payroll deductions during an Offering Period; or (iv) the Participant becomes ineligible to participate in the Plan.

6.2            AUTOMATIC RE-ENROLLMENT. Following the end of each Offering Period, each Participant shall be automatically re-enrolled in the next Offering Period at the same rate of payroll deductions in effect on the last Trading Day of the prior Offering Period, unless the Participant: (i) withdraws from the Plan in accordance with Section 8.1; or (ii) Terminates Employment or otherwise becomes ineligible to participate in the Plan. Notwithstanding the foregoing, the Committee may require the current Participants to complete and submit a new enrollment form or complete an electronic or other enrollment process at any time it deems necessary or desirable to facilitate Plan administration or for any other reason.

ARTICLE 7
payroll deductions

7.1            GENERAL. Each enrollment form shall contain a payroll deduction authorization pursuant to which the Participant elects to have a whole percentage of Eligible Compensation between 2% and 15% deducted on each payday during the Offering Period and credited to the Participant’s Account for the purchase of shares of Stock under the Plan.

7.2            commencement. Payroll deductions shall begin on the Offering Commencement Date of the first Offering Period to which the enrollment form relates (or as soon as administratively practicable thereafter) and shall continue through subsequent Offering Periods pursuant to Section 6.2. Participants shall not be permitted to make any separate cash or other payments into their Account for the purchase of shares of Stock pursuant to the offering. Notwithstanding the foregoing, if Applicable Laws prohibit payroll deductions, a Participant may elect to participate in an Offering Period through contributions to his or her Account in a form acceptable to the Committee and which complies with Applicable Law.

7.3            CHANGES IN PAYROLL DEDUCTIONS. A Participant may cease payroll contributions during an Offering Period and receive a refund for the amounts credited to the Participant’s account in accordance with Section 8.1. Unless the Administrator otherwise determines in advance of an Offering Period, a Participant may decrease the rate of his or her payroll deductions once during an Offering Period and any such reduction will become effective as soon as administratively practicable and will remain in effect for successive Offering Periods as provided in Section 6.2 unless the Participant: (i) submits a new enrollment form for a later Offering Period as provided in Section 6.1; or (ii) Terminates Employment or otherwise becomes ineligible to participate in the Plan. A reduction of a Participant’s payroll contribution to 0 shall be treated as a withdrawal from the Offering Period and the Participant will receive a refund for the amounts credited to the Participant’s account in accordance with Section 8.1.

7.4            INSUFFICIENT PAYROLL DEDUCTIONS. If, in any Offering Period, a Participant has no Eligible Compensation or his or her Eligible Compensation is insufficient (after other authorized deductions) to permit deduction of the full amount of his or her payroll deduction election, then the Participant will be withdrawn from the Offering Period and the Participants’ entire Account shall be refunded in cash as soon as practicable thereafter.

7.5            COMPANY ADJUSTMENTS OF PAYROLL DEDUCTIONS. Notwithstanding anything in the Plan to the contrary, the Company may adjust a Participant’s payroll deductions at any time during an Offering Period to the extent necessary to comply with Code Section 423(b)(8) and the limitations described in Article 5. Payroll deductions will recommence and be made in accordance with the Participant’s payroll deduction as in effect prior to such Company adjustment starting with the next Offering Period (or such later time as determined necessary by the Committee) unless the Participant: (i) withdraws from the Plan in accordance with Section 8.1; or (ii) Terminates Employment or otherwise becomes ineligible to participate in the Plan.

ARTICLE 8
Withdrawals from offering period

8.1            VOLUNTARY WITHDRAWAL. A Participant may withdraw from any Offering Period after the Offering Commencement Date, in whole but not in part, by timely submitting a prescribed form of withdrawal notice to the Company (or the Company’s designee). If a Participant withdraws from an Offering Period, payroll deductions shall cease as soon as administratively practicable thereafter and the Participant’s Option for the Offering Period will automatically be terminated, and, the Participant’s entire Account balance for such Offering Period shall be refunded in cash as soon as practicable thereafter. A Participant’s withdrawal from a particular Offering Period is irrevocable. If a Participant desires to participate in a subsequent Offering Period, he or she must re-enroll in the Plan by timely submitting a new enrollment form in accordance with Section 6.1.

8.2            TERMINATION OF EMPLOYMENT. In the event of a Participant’s Termination of Employment, any outstanding Option held by the Participant shall immediately terminate. The Participant shall be withdrawn from the Plan and the Participants’ entire Account shall be refunded in cash as soon as practicable thereafter.

8.3            DEATH. If a Participant dies, any outstanding Option held by the Participant shall immediately terminate. The Participant shall be withdrawn from the Plan and the Participant’s entire Account shall be remitted in cash as soon as practicable thereafter to the executor, administrator or other legal representative of the Participants’ estate or, if the Committee permits a beneficiary designation, to the beneficiary or beneficiaries designated by the Participant if such designation was submitted to the Company (or its designee) prior to the Participant’s death.

ARTICLE 9
STOCK PURCHASES

9.1            GENERAL. On the last Trading Day of each Offering Period, and subject to the limitations set forth in Article 5 and Article 6, the Committee shall cause the amount credited to each Participant’s Account to be applied to purchase as many shares of Stock pursuant to the Participant’s Option as possible at the Purchase Price Per Share. In no event may shares be purchased pursuant to an Option more than 27 months after the Offering Commencement Date of such Option. The amount applied to purchase shares pursuant to the Option shall be deducted from the Participant’s Account. Any amounts that remain credited to the Participant’s Account on the last Trading Day of the Offering Period shall be carried forward to the next Offering Period, unless the Participant: (i) withdraws from the Plan in accordance with Section 8.1; or (ii) Terminates Employment or otherwise becomes ineligible to participate in the Plan.

9.2            Interest on Payments. No interest shall be paid on sums withheld from a Participant’s pay for the purchase of shares of Stock under the Plan unless otherwise determined by the Committee.

9.3            OPTions not transferable. A Participant’s Option may not be sold, pledged, assigned, or transferred in any manner. If a Participant sells, pledges, assigns or transfers his or her Options in violation of this Section 9.3, such Options shall immediately terminate, and the Participant shall immediately receive a refund of the amount then credited to the Participant’s Account.

ARTICLE 10
CHANGES IN CAPITAL STRUCTURE

10.1          ADJUSTMENTS. In the event of any recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to the shares of Stock, or any similar corporate transaction or event in respect of the Stock, the Committee shall make a proportionate adjustment in: (i) the number and class of shares of Stock made available for purchase pursuant to Section 4.1, and any other similar numeric limit expressed in the Plan; (ii) the number, amount and class of Stock subject to any then-outstanding Options; (iii) the Purchase Price Per Share of any then-outstanding Options; and/or (iv) any other terms of this Plan or any then-outstanding Options that are affected by the event. Any adjustments made pursuant to this Section 10.1 shall be made in manner consistent with the requirements of Applicable Laws, including, without limitation, Section 423 and Section 424 of the Code.

10.2          MERGER OR LIQUIDATION OF THE COMPANY. If the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or outstanding Stock of the Company by means of a sale, merger or reorganization in which the Company will not be the surviving corporation (or will be the surviving corporation as a wholly-owned subsidiary of an acquiring entity) (other than a reorganization effected primarily to change the State in which the Company is incorporated, a merger or consolidation with a wholly-owned Subsidiary, or any other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings, regardless of whether the Company is the surviving corporation) or if the Company is liquidated, then the Administrator may cause all outstanding Options under the Plan to automatically be exercised immediately prior to the consummation of such transaction (or such other date no more than ten (10) business days in advance of such transaction as determined to be administratively practicable by the Administrator) by causing all amounts credited to each Participant’s Account to be applied to purchase as many shares of Stock pursuant to the Participant’s Option as possible at the Purchase Price Per Share, subject to the limitations set forth in Article 5 and Article 6.

10.3          ACQUISITIONS OR DISPOSITIONS. The Committee may, in its discretion and in accordance with the principles set forth in Section 423 of the Code, create special Offering Periods for individuals who become Eligible Employees solely in connection with the acquisition of another company or business, by merger, reorganization or purchase of assets and may provide for special purchase dates for Participants who will cease to be Eligible Employees solely in connection with the disposition of all or a portion of any Designated Subsidiary or a portion of the Company, which Offering Periods and purchase rights granted pursuant thereto shall, be subject to such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 11
AMENDMENT AND TERMINATION

11.1          AMENDMENT AND TERMINATION. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that any such action of the Committee shall be subject to the approval of the shareholders to the extent necessary to comply with any Applicable Laws, regulation, or rule of the stock exchange on which the shares of Stock are listed, quoted or traded. To the extent permitted by Applicable Laws, the Committee may delegate to the Chief Executive Officer (or his or her designee) the authority to approve non-substantive amendments to the Plan. Upon termination of the Plan, any outstanding Offering Periods and the Options granted thereto shall be terminated and the amounts held in each affected Participants’ Account shall be refunded in cash as soon as practicable thereafter.

11.2          OPTIONS PREVIOUSLY GRANTED. No amendment or termination of the Plan shall adversely affect any Option previously granted under the Plan, unless required by Applicable Law.

ARTICLE 12
GENERAL PROVISIONS

12.1          NO shareholderS RIGHTS. A Participant will not be a shareholder with respect to shares of Stock subject to any Option until shares of Stock are purchased pursuant to the Option and the shares are transferred into the Participant’s name on the Company’s books and records.

12.2          NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

12.3          APPLICATION OF FUNDS. All funds received by the Company in payment for shares of Stock under the Plan and held by the Company at any time may be used for any valid corporate purpose.

12.4          EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

12.5          TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

12.6          FRACTIONAL SHARES. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether refunds shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

12.7          conditions upon issuance of shares. Shares of Stock pursuant to the Plan will not be issued unless the exercise of such Option and the issuance and delivery of such shares will comply with all Applicable Laws, domestic or foreign, including without limitation, the Securities Act of 1933, as amended, the Securities and Exchange Act of 1934, as amended, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to approval of counsel for the Company with respect to such compliance. The Company may, in its discretion, postpone the issuance or delivery of Stock upon exercise of Options until completion of such registration or qualification of such Stock or other action as may be required under any Applicable Law or other required action with respect to any stock exchange upon which the Stock or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate. The Company, in its discretion, may require a Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with Applicable Laws, rules, and regulations, designation or listing requirements, or other contractual obligations.

12.8          GOVERNING LAW. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Exchange Act or other securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to any conflicts of law principles thereof that would require the application of the laws of another jurisdiction.

12.9          INDEMNIFICATION. Each person who is or shall have been a member of the Committee or of the Board, or who has served as the Chief Executive Officer, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

12.10        NOTICE OF DISQUALIFYING DISPOSITION. By participating in the Plan, each Participant agrees that he or she shall notify the Company if the Participant disposes of any shares of Stock in a “disqualifying disposition” as described in Section 422 of the Code. Such notice must be provided within 15 days following the date of the disqualifying disposition and must include the date or dates of the disposition, the number of shares of Stock subject to the disposition, and the consideration received, if any, for the shares of Stock. Upon request by the Company, the Participant shall forward to the Company the minimum amount necessary to satisfy any federal, state or local taxes as are required by law to be withheld upon the disqualifying disposition or otherwise. If requested by the Company, the Participant also agrees to forward to the Company any amounts necessary to satisfy any other applicable taxes or assessments that may be incurred as a result of the disqualifying disposition. Upon request by the Company, the Participant shall forward to the Company the amount necessary to satisfy any federal, state or local taxes as are required by law to be withheld upon a disqualifying disposition or otherwise. If requested by the Company, the Participant also agrees to forward to the Company any amounts necessary to satisfy any other applicable taxes or assessments that may be incurred as a result of the disqualifying disposition or otherwise.

12.11        ELECTRONIC FORMS. To the extent permitted by Applicable Law and in the discretion of the Committee, an Eligible Employee may submit any form or notice required by the Plan by means of an electronic form and delivery method approved by the Committee.

GLOSSARY

(a)           “Account” means a bookkeeping account established and maintained to record the amount of funds accumulated pursuant to the Plan with respect to a Participant for the purpose of purchasing shares of Stock under the Plan.

(b)           “Applicable Laws” means all applicable laws, rules, regulations, and requirements, including but not limited to, United States state corporate laws, United States federal and state securities laws, the Code, the rules of any stock exchange or quotation system of which the Stock is then listed or quoted, and the applicable laws, rules regulations and requirements of any other country or jurisdiction where Options are granted under the Plan or where Eligible Employees reside or provide services, as such laws, rules, regulations and requirements shall be in effect from time to time.

(c)           “Board” means the Board of Directors of the Company.

(d)           “Code” means the Internal Revenue Code of 1986, as amended.

(e)           “Committee” means the Compensation Committee of the Board or a subcommittee thereof, or such other committee of the Board designated by the Board to administer the Plan pursuant to Section 3.1.

(f)            “Company” means Beacon Topco, Inc., a Delaware corporation.

(g)           “Designated Subsidiary” means any Subsidiary designated by the Committee from time to time, in its sole discretion, whose employees may participate in the Plan, if such employees otherwise qualify as Eligible Employees.

(h)           “Eligible Compensation” means, unless otherwise specified in the Offering Document, the Participant’s base wages paid through the Company’s or a Designated Subsidiary’s payroll system for services actually rendered in the course of employment. Eligible Compensation shall be limited to amounts received by the Participant during the period he or she is participating in the Plan. Eligible Compensation does not include any other compensation including but not limited to, fringe benefits (including car allowances and relocation payments), employee discounts, stock-based compensation, bonuses, commissions, income from stock option exercises, expense reimbursements or allowances, long-term disability payments, workmen’s compensation payments, welfare benefits, and any contributions that the Company or any Designated Subsidiary makes to any benefit plan (including any 401(k) plan, or any other welfare or retirement plan).

(i)            “Eligible Employee” means all employees of the Company and all employees of any Designated Subsidiary provided that they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours per week. In addition, the Administrator may provide that no employee will be an Eligible Employee unless, on the Offering Commencement Date, such employee’s customary employment with the Company or a Designated Company is more than five months per calendar year or such other criteria as the Administrator may determine consistent with Section 423 of the Code1.

1 NTD: We note that Eligible Employee is more narrowly defined in the Offering Document, so have included language to be consistent/provide greater flexibility to establish eligibility criteria (e.g., minimum length of service) not inconsistent with Section 423.

(j)            “Enrollment Period” means the period of time prescribed by the Committee during which Eligible Employees may elect to participate in an Offering Period. The duration and timing of Enrollment Periods may be changed or otherwise modified by the Committee from time to time.

(k)           “Fair Market Value” means, as of any given date, the closing price for the Stock as reported on the NASDAQ (or any other exchange upon which the Stock is then listed) on that date or the closing price for the Stock on the immediately preceding date or, if no such prices are reported on either such date, the closing price on the last day on which such prices were reported.

(l)            “Maximum Offering” means the maximum number of shares of Stock that may be issued to each Participant under the Plan during any given time period. Unless otherwise determined by the Committee in advance of an Offering Period, the Maximum Offering during any single Offering Period shall be 15,000 shares of Stock.

(m)          “Merger Agreement” means that Agreement and Plan of Merger dated September 29, 2025, by and among Barinthus Biotherapeutics plc (“Barinthus Bio”), the Company, Cdog Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company (“Merger Sub”), and Clywedog Therapeutics, Inc., a Delaware corporation (“Clwedog”), pursuant to which Barinthus Bio and Clywedog will enter into a business combination and operate under the Company, a new holding company incorporated in Delaware.

(n)           “Offering Commencement Date” means the first business day of each Offering Period.

(o)           “Offering Document” means the writing that sets forth the terms and conditions applicable to each Offering Period. The Offering Document shall be adopted by the Committee and shall be in such form and contain such terms and conditions as the Committee shall deem appropriate and shall be made part of the Plan. The provisions of separate Offering Periods under the Plan need not be identical.

(p)           “Offering Period” means, unless otherwise specified in the Offering Document, the period established in advance by the Committee during which payroll deductions are collected to purchase shares of Stock pursuant to this Plan. Offering Periods will begin on the first Trading Day on or after January 1, April 1, July 1, and October 1 of each year; provided that, subject to Section 2.1, the first Offering Period for which the Plan shall apply is the Offering Period beginning on the first Trading Day on or after [_______]. The duration and timing of Offering Periods may be changed pursuant to Section 3.3 and Section 11 of the Plan.

(q)           “Option” means the right granted to Participants to purchase shares of Stock pursuant to an offering made under the Plan.

(r)           “Participant” means an Eligible Employee who has elected to participate in the Plan pursuant to Section 7.

(s)           “Plan” means this Beacon Topco, Inc. 2026

(t)            Employee Stock Purchase Plan, as it may be amended from time to time.

(u)           “Purchase Price Per Share” means, unless otherwise specified in the Offering Document, [_]% of the Fair Market Value of one share of Stock on the last Trading Day of the Offering Period.

(v)            “Stock” means the common stock of the Company or any security that may be substituted for Stock or into which Stock may be changed pursuant to Article 10.

(w)           “Subsidiary” means any direct or indirect entity in which the Company owns, directly or indirectly, at least 80% of the ownership interest in such entity, as determined by the Committee in its sole and absolute discretion.

(x)           “Termination of Employment” or “Terminates Employment” means the cessation of the employee-employer relationship between an Eligible Employee and the Company or a Subsidiary for any reason, including resignation, discharge, death, disability, retirement or the disaffiliation of a Subsidiary. An Eligible Employee will not be deemed to have a Termination of Employment on account of sick leave, military leave or any other leave of absence approved by the Committee; provided that such leave is for a period of not more than 3 months.

(y)           “Trading Day” means a day on which the national stock exchange upon which the Stock is listed is open for trading.